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                                                                     EXHIBIT 5.1

Shaw Pittman

A Law Partnership Including Professional Corporations



                                 April 12, 2000



Network Access Solutions Corporation
100 Carpenter Drive
Sterling, Virginia  20164


     Re:  Offering of 5,750,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for Network Access Solutions Corporation, a Delaware corporation (the "Company"), in connection with the registration of 5,750,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (No. 333-93455) (the "Registration Statement"), and with the proposed sale of the Shares to the public through certain underwriters. Of the maximum of 5,750,000 Shares of Common Stock to be offered and sold, certain Shares are to be offered by the Company on a firm commitment underwritten basis and pursuant to a 30-day option granted by the Company to underwriters solely to cover over-allotments, certain Shares are to be offered by stockholders of the Company (the "Primary Selling Stockholders") on a firm commitment underwritten basis and certain Shares will be offered by option holders of the Company upon exercise by them of outstanding options on a firm commitment basis (the "Option Selling Stockholders").

     For the purposes of this opinion, we have examined copies of the following documents:

      (i)   the Registration Statement;

      (ii) the Restated Certificate of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of Delaware on May 7, 1999, as certified by the Secretary of State of the State of Delaware on April 7, 2000 (the "Restated Certificate");

      (iii) the Amended and Restated By-Laws of the Company, as in effect on the date hereof;
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Network Access Solutions Corporation
April 12, 2000
Page 2


      (iv) resolutions of the Board of Directors of the Company adopted by unanimous written consent on December 21, 2000 and March 15, 2000;

      (v) the Company's 1998 Stock Incentive Plan, as amended through the date hereof (the "Plan");

      (vi)   the option agreements of the Option Selling Stockholders; and

      (vii) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

     In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the offering and sale of the Shares have not have been amended, modified or rescinded, (ii) neither the Plan nor any of the option agreements of the Selling Stockholders has been amended, restated or supplemented, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the Restated Certificate, as then amended, restated or supplemented, the By-laws, as then amended, restated or supplemented, of the Company, or either the Plan or the option agreements of the Selling Stockholders as then amended, restated or supplemented, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Restated Certificate, as then amended, restated or supplemented, and unissued at such time.
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Network Access Solutions Corporation
April 12, 2000
Page 3

     Based upon, subject to, and limited by the foregoing, we are of following opinion:

     1. The Shares of Common Stock to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the purchase agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

     2. The shares of Common Stock of the Company to be offered by the Primary Selling Stockholders pursuant to the Registration Statement have been duly authorized, were validly issued and are fully paid and non-assessable.

     3. The shares of Common Stock of the Company to be offered by the Option Selling Stockholders pursuant to the Registration Statement have been duly authorized and, upon issuance by the Company in accordance with their respective option agreements, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Validity of the Shares" in the prospectus that constitutes a part of the Registration Statement.


                              Very truly yours,


                              /s/ SHAW PITTMAN
                              ----------------
                              SHAW PITTMAN